OEM AGREEMENT
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                  THIS OEM AGREEMENT (this "Agreement") is made and entered into as of the 15th day of September, 1997, effective as of September 1, 1997 (the "Effective Date") by and between VODAVI COMMUNICATIONS SYSTEMS, INC., an Arizona corporation located at 8300 East Raintree Drive, Scottsdale, Arizona 85260 ("Vodavi"), and FUJITSU BUSINESS COMMUNICATION SYSTEMS, INC., a California
corporation  located  at  3190  Miraloma  Avenue,   Anaheim,   California  92806
("Fujitsu").

                                    RECITALS:

                  A. Vodavi is engaged in the business of designing, manufacturing and supplying telecommunications products, including, without limitation, V-192 and V-26 hybrid key telephone systems (HKT), comprised of, among other things, key service unit (KSU) cabinets, keysets, D.S.S., phones, specialized software developed by Vodavi (such software may hereinafter be referred to as the "Software") and other accessories, all as are described in Exhibit A as such exhibit may be amended from time to time (collectively, the "Products") (the V-192 and V-26 hybrid key telephone systems constituting a portion of the Products and described herein may hereinafter be referred to as the "V-192 Systems" and the "V-26 Systems," respectively, and together as the "HKT Systems").

                  B. Upon the terms and conditions set forth in this  Agreement:
(i) Fujitsu desires to purchase and distribute the Products in the United States of America using Fujitsu's trademarks and name, (ii) Fujitsu desires to exclusively engage Vodavi to manufacture and supply Fujitsu with its requirements of the HKT Systems; and (iii) Vodavi desires to manufacture and sell the Products to Fujitsu, all as provided herein.

                                   AGREEMENT:

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Vodavi and Fujitsu agree as follows:

                  1. Appointment of Vodavi. Subject to and in accordance with the terms and conditions of this Agreement, Fujitsu appoints Vodavi as a manufacturer of all of Fujitsu's requirements of the HKT Systems. Vodavi hereby accepts such appointment. Fujitsu agrees to purchase the HKT Systems for customers and suppliers in the Territory (as hereinafter defined) only from Vodavi during the term of this Agreement.

                  2. Distribution of Products by Vodavi. Nothing in this Agreement shall be construed as restricting Vodavi's rights to manufacture, sell and distribute any Products not bearing the trademark and/or name of Fujitsu, except as specifically set forth in this Section 2. Vodavi agrees that it shall not sell or distribute the V-192 Systems to dealers other than Fujitsu, Vodavi's Infinite dealers and Vodavi's Starplus Priority dealers, in the Territory during the term
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of this Agreement so long as Fujitsu satisfies the Minimum Purchase  Obligations
(as defined in Section 15) for the previous year. If Fujitsu does not satisfy its Minimum Purchase Obligation during any year of the term of this Agreement, then, at the end of that year, and at the option of Vodavi, Vodavi shall have the right to appoint all of Vodavi's Starplus dealers and other dealers as distributors of the V-192 Systems in the Territory, so long as such V-192 Systems do not bear Fujitsu trademarks or tradenames.

                  3. Territory. The "Territory" for purposes of this Agreement shall mean the United States of America and its territories. The parties hereto may revise and update the Territory at any time or from time to time by an amendment in writing attached to this Agreement.

                  4. Term. The term of this Agreement shall commence on the Effective Date and continue in effect for three (3) years until August 1, 2000 (the "Initial Term"). Following the expiration of the Initial Term, this Agreement shall be automatically renewed for three (3) successive one-year terms, each individually referred to as a "Renewal Term," unless either party notifies the other party in writing of its desire not to renew no later than one hundred fifty (150) days prior to the expiration of the Initial Term or any Renewal Term, as applicable, whereupon this Agreement shall terminate at the end of the term within which such notice is given. Notwithstanding anything in this Agreement to the contrary, at any time after the termination of the Initial Term, the parties may renegotiate the pricing of the Products. Any renegotiated prices will be added to Exhibit B and attached to this Agreement.

                  5. Pricing by Vodavi; Payments.

                           (a) Pricing.The purchase price for the Products shall
be as set forth on Exhibit B as may be amended from time to time pursuant to the terms hereof. Notwithstanding the foregoing, all prices set forth on Exhibit B attached hereto, shall remain firm for the first eighteen (18) months after the Effective Date. Thereafter, Vodavi may increase such prices to pass through to Fujitsu any actual costs incurred by Vodavi as a result of increases in costs of manufacturing, force majeure or costs of finished goods delivered to Vodavi's facility in Scottsdale, Arizona (including freight, insurance, customs, duties, demurage charges, taxes and the like). Vodavi shall endeavor to provide Fujitsu with as much advance notice of any cost increases as is reasonably possible; however in no event shall any price increases be effective without Vodavi providing Fujitsu with at least thirty (30) days prior written notice. Fujitsu shall have the ability, on reasonable advance notice to Vodavi, to review and audit Vodavi's documentation with respect to changes in prices.

                           (b) Payment.  Except as otherwise expressly agreed in
writing by the parties hereto, payment for the Products shall be made in United States dollars in an amount adequate to cover the full purchase price plus all other charges as specified in Section 9, if any, incurred by Vodavi for the account of Fujitsu. All payments for Products shall be due and
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payable  in full  within  thirty  (30) days from the date of  invoice.  However, payment for only Fujitsu's Initial Stocking Order, for Products, as hereinafter defined, shall be due and payable in full within seventy-five (75) days from the date of invoice. In no event shall the invoice date precede the shipping date of the Products for which payment is due.

                           (c) Late  Payment.  If full payment of any invoice is
not received by Vodavi when due, then Fujitsu's account will be deemed delinquent and Fujitsu shall pay Vodavi a late payment fee of one percent (1%) of the balance due for each month, or any part thereof, that any amount remains (or remained) delinquent following forty-five (45) days after the date of invoice, or, for the Initial Stocking Order only, seventy-five (75) days after the date of invoice. The late payment fee permits Vodavi to be compensated for receiving a late payment and is not intended to create a credit arrangement. Vodavi reserves the right to suspend performance, to decline to deliver except for cash in advance and/or to stop delivery of Products in transit whenever Fujitsu's account is delinquent.

                  6. Private-Label Products. The Products shall, at Fujitsu's request, be manufactured using Fujitsu's trademarks and name. Prior to tooling Vodavi's equipment for the production of such private label Products, Fujitsu shall furnish to Vodavi all molds, stamps, artwork, and other specialized materials and instructions required to accurately place Fujitsu's name and logo on the private label Products. All molds, stamps, artwork and other specialized materials not provided by Fujitsu but required to label the private label Products as instructed by Fujitsu shall be acquired and/or commissioned by Vodavi at the sole cost and expense of Fujitsu, and Fujitsu agrees to promptly pay all such costs and expenses. The Products may also bear the name and logo of Vodavi anywhere on the interior components of the Products. Nothing in this Agreement shall be construed to convey to Vodavi any right, title or interest in any symbol, trademark, trade name, or other intellectual property of Fujitsu or any of its affiliates.

                  7. Technical Support. Commencing on the Effective Date and continuing until ninety (90) days after Vodavi receives written notice to cease providing technical support, Vodavi shall perform, for and on behalf of Fujitsu, technical support for the Products as described on Exhibit C. Exhibit C also sets forth the costs of any payment terms for the performance of technical support. Fujitsu shall pay all such costs to Vodavi as and when due.

                  8. Ordering Procedures. All orders of the Products pursuant to this Agreement shall be subject to the terms and conditions set forth in this Agreement, notwithstand ing the terms specified in any purchase order, and the terms and conditions of this Agreement shall supersede all pre-printed terms and conditions of any such purchase order, unless otherwise agreed to in writing by Vodavi. Whenever Fujitsu desires to purchase any of the Products from Vodavi, Fujitsu shall deliver to Vodavi, on or prior to the fifth (5th) day of any month during the term of this Agreement (each such 5th day an "Order Date"), a numbered and signed written purchase order specifying the quantities and part numbers of the Products desired to be purchased and the desired destination and shipping date for the ordered Products, which shipping date must
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take into account an  appropriate  lead time to manufacture  such Products.  All purchase orders shall be made for Products in at least the minimum quantities set forth in Exhibit D attached hereto as may be amended from time to time. All orders made in compliance with this Agreement shall be deemed accepted by Vodavi on the tenth (10th) day after receipt unless prior to such time Vodavi delivers to Fujitsu a notice of rejection. The appropriate lead time for any of the Products shall be one hundred twenty (120) days after the applicable Order Date. Vodavi shall use reasonable best efforts to ship Products when and as required by Fujitsu based on the shipping and lead time required by this Section. During the thirty (30) day period after the applicable Order Date, Fujitsu may change, modify or cancel the order upon written notice to Vodavi. On the thirtieth
(30th) day after the applicable Order Date, the purchase order shall become firm. If Fujitsu desires that Vodavi delay a scheduled delivery date of a firm purchase order, Fujitsu can request such a delay at any time prior to the on-board date of the order from the factory, at no extra cost, request that Vodavi delay the delivery for up to sixty (60) days after the scheduled delivery date. Once the purchase order has gone on-board, Fujitsu must take delivery of the order as scheduled. In no event shall Fujitsu extend delivery of a firm purchase order beyond sixty (60) days.

                  9. Shipment of the Products. All deliveries of Products by Vodavi to Fujitsu shall be shipped F.O.B. Vodavi's facility in Scottsdale, Arizona, or F.O.B. Vodavi's other domestic facility. Vodavi shall ship all Products to the address specified for shipment on the applicable purchase order. All Products shall be packaged by Vodavi as Vodavi deems proper for protection against normal handling. All charges incurred subsequent to the delivery of Products for shipment, including without limitation, freight, insurance, demurrage charges and turnover, sales, excise and other federal, state or local taxes, shall be borne by Fujitsu or, if paid or incurred by Vodavi, shall be reimbursed by Fujitsu. Fujitsu will contract directly with the applicable freight carrier to pay all shipping costs. The payment of delivery freight shall be the sole responsibility of Fujitsu, and Fujitsu shall promptly pay all such charges. Vodavi shall use a freight carrier of its own choice, unless Fujitsu designates an alternative freight carrier for delivery of Products, whereupon Vodavi shall use Fujitsu's designated freight carrier for shipments of Products whenever possible. Notwithstanding the foregoing, if, at any time, or from time to time, Fujitsu requests that Vodavi use any of Fujitsu's designated freight carriers, Vodavi shall comply with Fujitsu's request and shall ship Products as instructed by Fujitsu, against Fujitsu's accounts with such designated freight carriers.

                  10. Risk of Loss. Fujitsu shall bear the entire risk of loss of or damage to Products occurring at any time after delivery of the Products to the freight carrier. If Vodavi delays delivery of Products to the freight carrier due to any action or request of Fujitsu, then the risk of loss shall transfer to Fujitsu and Fujitsu shall pay all reasonable storage and insurance charges incurred by Vodavi for such Products. If any of the Products are returned by Fujitsu, risk of loss shall remain upon Fujitsu until the Products are received by Vodavi. Fujitsu agrees to indemnify and hold Vodavi harmless for, from and against any and all loss of or damage to the Products sustained while risk of loss remains upon Fujitsu. Vodavi agrees to indemnify and hold Fujitsu harmless for, from and against any and all loss of or damage to the Products sustained while risk of loss remains upon Vodavi.

                  11. Initial Stocking Order. Upon the execution of this Agreement, Fujitsu shall provide Vodavi with an initial order in the amount of up to One Million Dollars
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($1,000,000.00) of Products (the "Initial Stocking Order"). Vodavi shall deliver the Initial Stocking Order within thirty (30) days after Vodavi receives the Initial Stocking Order. The Initial Stocking Order is intended to cover the first three (3) months of projected sales of Products pursuant to this Agreement. Notwithstanding the provisions of Paragraph 8 hereof, the Initial Stocking Order shall be firm on the date it is received by Vodavi; thereafter Fujitsu may not make any changes to such order.

                  12. HKT Software License Grant. Fujitsu acknowledges that Vodavi has developed the Software for use in the HKT Systems as firmware. Subject to Fujitsu's adherence to the terms of this Agreement, Vodavi grants to Fujitsu for the term of this Agreement a non-exclusive license to use and sell the Software, but only as incorporated into an HKT System manufactured by Vodavi and sold within the Territory. This Agreement transfers no rights to Fujitsu or any of Fujitsu's dealers or customers with respect to all or any portion of the Software except as specifically provided herein. Fujitsu is hereby prohibited from reverse engineering (by disassembly, decompilation or otherwise) the Software and may not copy or reproduce all or any portion of the Software, or export outside the Territory any of the Software or any Product containing the Software, for any purpose whatsoever. Notwithstanding anything in this
Agreement, Vodavi retains all title to, and, except as expressly and unambiguously licensed herein, all rights to the Software, all copies and derivative works thereof (by whomever produced) and all related documentation and materials. Fujitsu will cooperate with Vodavi in preventing and resolving infringement of the Software and assist Vodavi in all other reasonable respects to protect Vodavi's rights in and to the Software, including, without limitations, reporting to Vodavi any infringement of such rights by any of Fujitsu's dealers within ten (10) days after Fujitsu becomes aware of such infringement. The foregoing shall not be interpreted to require Fujitsu to resolve infringement claims on behalf of Vodavi. The reasonable costs incurred by Fujitsu in resolving infringement claims, to the extent that such prosecution assistance is requested by Vodavi, shall be borne by Vodavi.

                  13.   Representations   and   Warranties  by  Vodavi.   Vodavi
represents and warrants to Fujitsu that: (a) Vodavi is a corporation duly formed, validly existing and in good standing under the laws of Arizona, with the full right, power and authority, corporate and otherwise, to manufacture and to sell the Products to Fujitsu according to the terms of this Agreement and to carry out the transactions contemplated hereunder in all jurisdictions where such authority is required; (b) the execution and delivery of this Agreement, the timely consummation of the transactions contemplated hereby and the complete and timely fulfillment of the terms hereof have been duly and validly authorized by all necessary action on the part of Vodavi; (c) this Agreement constitutes the legal, valid and binding obligation of Vodavi, enforceable against Vodavi in the United States of America; and (d) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage
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of time, or both): (i) the articles of  incorporation or bylaws of Vodavi;  (ii)
any license, instrument, contract or agreement to which Vodavi is a party or by which Vodavi is bound; or (iii) any law, order, rule, regulation, writ, injunction or decree that is applicable to Vodavi.

                  14. Representations and Warranties by Fujitsu. Fujitsu represents and warrants to Vodavi that: (a) Fujitsu is a corporation duly formed, validly existing and in good standing under the laws of the State of California, with the full right, power and authority, corporate and otherwise, to purchase, market and sell the Products and perform all other duties arising under the terms of this Agreement and to carry out the transactions contemplated hereunder in all jurisdictions where such authority is required; (b) the execution and delivery of this Agreement, the timely consummation of the transactions contemplated hereby, and the complete and timely fulfillment of the terms hereof have been duly and validly authorized by all necessary action on the part of Fujitsu; (c) this Agreement constitutes the legal, valid and binding obligation of Fujitsu, fully enforceable against Fujitsu in accordance with its terms; and (d) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the incorporation documents or corporate bylaws of Fujitsu; (ii) any license, instrument, contract or agreement to which Fujitsu is a party or by which Fujitsu is bound; or (iii) any law, order, rule, regulation, writ, injunction or decree that is applicable to Fujitsu.

                  15. Forecasts; Minimum Purchase Obligation. On or before the fifth (5th) business day of each calendar month, Fujitsu will provide to Vodavi a written report containing sales and customer data for the previous month and a
nonbinding   forecast  of  its  Product  delivery   requirements  for  the  next
consecutive eleven (11) calendar month period (a "Forecast"). Fujitsu's delivery requirements for the first one hundred twenty (120) days of each rolling Forecast will include the purchase orders that have become firm purchase commitments pursuant to Section 8, and Fujitsu shall submit purchase orders to Vodavi for such purchase commitments. The rolling Forecast submitted each month shall take into account the firm purchase commitments from the preceding month's rolling Forecast. On an annual basis, the purchases of Products by Fujitsu from Vodavi, shall be at least in those minimum dollar amounts as set forth on Exhibit E attached hereto ("Minimum Purchase Obligations"). During the course of the Initial Term, Fujitsu shall order at least the minimum quantities of certain of the Products as is set forth in Exhibit E attached hereto ("Minimum Unit Obligation"). The parties hereto shall update and amend Exhibit E from time to time as new Products are added to Exhibit A attached hereto, new areas of Territory are added and within one hundred eighty (180) days prior to any Renewal Term. The only effect of Fujitsu failing to meet the Minimum Purchase Obligations shall be as set forth in Section 2 of this Agreement, and Vodavi shall not be entitled to any damages as a result thereof. The only effect of Fujitsu failing to meet the Minimum Purchase Obligations shall be as set forth in Section 2 of this Agreement. This Agreement shall not be construed as a take or pay agreement and Vodavi shall not be entitled to any damages as a result of Fujitsu failing to meet the Minimum Purchase Obligations.
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                  16.  Other   Obligations   of  Fujitsu.   Fujitsu   agrees  to
immediately conduct an introductory public promotion of the Products for the purpose of developing customer interest and initial sales. Thereafter and throughout the term of this Agreement Fujitsu agrees to encourage and develop the full sales potential for the Products in the Territory, and to promptly meet all demands and needs for marketing and after-sale support of the Products sold by Fujitsu. Fujitsu shall endeavor to maintain adequate inventories of the Products at all times, and shall encourage purchase of the Products by Fujitsu's existing dealer and customer base. Except as set forth in Section 7 hereof, Fujitsu shall be responsible for all costs and expenses associated with the installation of the Products, after-sale service, customer support and training of the end-users of the Products.

                  17. Other Obligations of Vodavi. Vodavi agrees to use its reasonable best efforts throughout the term of this Agreement to support Fujitsu in its efforts to promote the sale of the Products by providing reasonable technical and sales training assistance for Fujitsu's employees and sales representatives in the Fujitsu sales organization, as set forth in Attachments C and D to Exhibit F attached hereto. Vodavi's obligations shall include the following:

                           a.  Provide  Fujitsu  with timely  reports  detailing
marketing or technical information on Products, competitive comparisons, special sales or service suggestions, competitive announcements and the like, and to respond reasonably promptly to reasonable inquiries and requests for help from Fujitsu.

                           b. Provide training for Fujitsu's  technical training
staff, support engineers and sales force and other necessary materials for Fujitsu's product service organization, which training shall consist of up to five (5) training sessions, each consisting of up to five (5) days, at no cost to Fujitsu if such training sessions are held at either party's Maricopa County, Arizona training facilities.

                           c.  Provide   reasonable  amounts  of  equipment  and
manuals for evaluation and equipment trials, integration testing, or beta testing by Fujitsu.

                           d. Participate jointly in trade shows with Fujitsu as
mutually agreed upon.

                           e. Participate in meetings with Fujitsu,  as mutually
scheduled, to discuss product planning and marketing coordination.

                           f. For equipment under warranty, provide Fujitsu with
upgrades   relating  to  correct   product   performance   that  does  not  meet
specifications at no cost. Additional features shall be provided to Fujitsu at the then current price.
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                           g. Provide Fujitsu information on all Product changes
and planned Product introductions three (3) months in advance of the Product change or introduction.

                           h.  Provide  Fujitsu  notice of  Product  and of life
plans six (6) months prior to initiating the Product's end of life process. If another product of equivalent or compatible functionality and price is being released to replace a discontinued Product, then Vodavi shall provide six (6) months notice of the discontinuance of the Product.

                           i. Keep  records  of all  Products  shipped  to or on
behalf of Fujitsu. Such records shall include serial numbers and revisions of all separate assemblies shipped as integrated product or individual pieces. Fujitsu may, if pertinent issues arise, request copies of such records, and Vodavi shall provide them to Fujitsu within seven (7) days after any reasonable request.

                           j. Compile the following information and provide such
information to Fujitsu as encountered: (i) pertinent information related to hardware and software configuration control (i.e., forward and backward compatibility); (ii) engineering change orders affecting form, fit and function;
(iii) manufacturing process changes affecting previously agreed to availability plan; and (iv) problem resolution plans to include task, responsibility and committed resolution date.

                           k.  Provide   Fujitsu,   once  per   calendar   year,
information on field returns for repair and data on the failed components.

                  18.   Nondisclosure   and  Limited  Use  of  Confidential  and
Proprietary Information. Each party hereto shall refrain from disclosing to any third parties, or using for any purpose unrelated to this Agreement, the existence of, or any of the terms of, this Agreement, all information concerning
the  pricing  of  the  Products,  any  customer  lists,  operating,   financial,
marketing, sales or technical information or other confidential or proprietary information of the other, including, without limitation, information as to their respective customers or the relationship established hereunder; and each party hereto shall cause its employees and agents to refrain from disclosing to any third parties, or using, for any purpose unrelated to the performance of this Agreement, any such confidential or proprietary information of the other. Each party hereto shall limit its use of any confidential or proprietary information received from the other to the purposes of this Agreement. In addition, Fujitsu and Vodavi agree to keep confidential and not disclose to any other person or entity, any writings between Fujitsu and Vodavi that are conspicuously marked or designated as "Confidential." These obligations shall not apply to identifiable information that was previously known to the receiving party, or that is or becomes in the public domain without violating this Agreement, or that is later acquired by the receiving party from a third party without similar obligations of confidentiality.
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                  19.  Advertising  and Promotion;  Use of Vodavi Name.  Fujitsu
shall have the right, privilege and license during the term of this Agreement to advertise and to promote the Products by telephone, mail, newspaper, magazine, radio, television and any other lawful means using the name "Vodavi" and any other tradename, symbol, trademark or corporate name used by Vodavi with respect to HKT Systems, provided such use conforms to standards and guidelines relating thereto that Vodavi may furnish from time to time. Use of tradenames, symbols, trademarks, corporate names and other intellectual property of Vodavi by Fujitsu is subject to prepublication or prior review and approval by Vodavi. The use of any tradenames, symbols, trademarks, corporate names or other intellectual property rights of Vodavi by Fujitsu shall not give Fujitsu any proprietary rights therein.

                  20. Warranty of Products. Vodavi expressly warrants that the Products sold to Fujitsu will be free of defects in materials and workmanship under normal use and service for the warranty period in accordance with the terms and conditions set forth in Exhibit F attached hereto. Repair and/or replacement of Products by Vodavi shall be as provided in Exhibit F attached hereto. Any delivery of Products under this Agreement shall meet Federal Millennium Certification Standards, which require that the Products delivered under this Agreement shall operate accurately in the manner in which they were intended as it relates to date related operations when given a valid date containing century, year, month and day. VODAVI MAKES NO WARRANTY OTHER THAN THE ONE SET FORTH IN EXHIBIT F ATTACHED HERETO. THE WARRANTY SET FORTH THEREIN IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY EXPRESSED OR IMPLIED WARRANTY OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR AGAINST INFRINGEMENT, AND IT CONSTITUTES THE ONLY
WARRANTY MADE WITH RESPECT TO THE PRODUCTS COVERED BY THESE TERMS AND CONDITIONS. IN NO EVENT SHALL VODAVI BE LIABLE FOR LOSS OF ANTICIPATED PROFITS, INCIDENTAL OR CONSEQUENTIAL DAMAGE, LOSS OF TIME, OR OTHER LOSSES INCURRED BY FUJITSU IN CONNECTION WITH THE PURCHASE, POSSESSION, OPERATION, OR USE OF THE PRODUCTS, SUCH CLAIMS BEING HEREBY EXPRESSLY WAIVED BY FUJITSU.

                  21. No Exclusive Rights in Vodavi Products Generally. This Agreement is not to be construed as granting any exclusive rights to Fujitsu with respect to the sale and marketing of any products manufactured by Vodavi not bearing Fujitsu's trademarks or name. Vodavi shall have the right to sell any of its own products to any and all potential purchasers, including, without limitation, competitors of Fujitsu, except as expressly set forth herein.

                  22.      Termination.

                           (a)  Generally.  Except as otherwise  provided for in
this Agreement, if either party materially defaults in the performance of any of its obligations under this Agreement, the other party may defer its performance hereunder until the default is cured. If the material default is not cured within forty-five (45) days after the giving of written notice thereof to the defaulting party, at the option of the non-defaulting party exercised in writing to the defaulting party, this Agreement shall terminate at the end of the forty-five (45) day period. The nondefaulting party may also pursue all other available legal and equitable remedies. A material default within the meaning of this Section shall include, without limitation, a failure of Fujitsu to timely pay any amounts owing to Vodavi, as provided in this Agreement.

                           (b)  Exclusion  of Certain  Liability.  EXCEPT TO THE
EXTENT OF ANY LIABILITY ARISING PURSUANT TO SECTION 23 HEREOF, UNDER NO CIRCUMSTANCES SHALL VODAVI OR FUJITSU BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR EXEMPLARY LOSSES OR DAMAGES PERTAINING IN ANY WAY TO THE PRODUCTS UNDER THIS AGREEMENT, AND THE AMOUNT OF ANY CLAIM BY EITHER PARTY AGAINST THE OTHER, WHETHER BASED ON BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR ANY OTHER LEGAL OR EQUITABLE GROUND FOR RELIEF, SHALL NOT EXCEED THE PURCHASE PRICE OF THE PRODUCT OR PRODUCTS CONCERNING WHICH THE CLAIM WAS MADE.

                           (c)  Performance at  Termination or Expiration.  Upon
the termination or the expiration of this Agreement, Fujitsu shall pay to Vodavi a sum equal to the total then outstanding balance of all of Fujitsu's accounts with Vodavi, including, without limitation, all sums due for Products ordered prior to the effective date of termination or expiration; except, however, if orders are outstanding on the effective date of termination, Fujitsu shall not be required to pay for any Products that do not bear Fujitsu's name and that can be converted for sale to other Vodavi customers pursuant to purchase orders received by Vodavi, in which case, Fujitsu shall pay to Vodavi the lower of the purchase price of the Products as set forth on Exhibit B, or the actual conversion costs to be incurred by Vodavi. Upon termination or expiration of this Agreement, Vodavi shall deliver all Products ordered by Fujitsu prior to the effective date of such termination or expiration, consistent with the terms of this Agreement.

                           (d) Survival of Certain Obligations.  Notwithstanding
any termination or expiration of this Agreement, Fujitsu shall not be relieved of its obligation to pay for all Products ordered prior to termination or expiration, and neither party shall be relieved of its warranty and indemnification obligations set forth herein.

                           (e) Events of Default.  Notwithstanding  anything set
forth in this Agreement to the contrary, the occurrence of any of the following events shall be considered an event of default hereunder for which the nondefaulting party may terminate this Agreement upon five (5) days prior written notice to the defaulting party: (a) the filing of any voluntary or involuntary petition for bankruptcy or upon any agreement (oral or written) in respect of any arrangement for the benefit of creditors; (b) the sale, transfer, conveyance or other disposition of either the capital stock or beneficial interest in the party resulting in a "change of control" of such party, or of substantially all of the assets of such party in any case without the prior written consent of the other party, which shall not be unreasonably withheld; or
(c) with respect to Vodavi, Vodavi's decision to discontinue the manufacture, sale or distribution of the Products or a component necessary for the assembly of the Products.

                           (f) Termination after Initial Term. After the Initial
Term, either party may terminate this Agreement, without cause, upon six (6) months prior written notice to the other party hereto.

                  23. Indemnification.

                           (a)  Indemnification  by Fujitsu;  Product Liability;
Distribution Activities. Fujitsu shall indemnify, defend and hold Vodavi, its officers, directors, shareholders, employees, agents and representatives harmless for, from and against any claims, losses, costs, damages, expenses or liabilities to third parties, including, without limitation, any governmental agencies (including, without limitation, reasonable attorneys' fees) arising out of or resulting from (i) the performance or nonperformance by Fujitsu of any obligation of, or agreement made by, Fujitsu relating to its distribution of the Products, or in connection with the performance of its duties as a distributor; and/or (ii) any products liability resulting from (1) modification of the Products by Fujitsu, its employees or agents; or (2) a product specification relating to product design provided by Fujitsu to Vodavi and implemented in the Products.

                           (b)  Indemnification  by Vodavi;  Product  Liability;
Intellectual Property. Vodavi shall indemnify, defend and hold Fujitsu, its officers, directors, shareholders, employees, agents and representatives harmless for, from and against any claims, losses, costs, damages, expenses or liabilities to third parties, including, without limitation, any governmental agencies (including, without limitation, reasonable attorneys' fees) arising out of or resulting from (i) any products liability resulting from any action or omission of Vodavi, its employees, agents or representatives or strict liability theory; and/or (ii) any suit or proceedings brought against Fujitsu to the extent it is based on a claim that any of the Products manufactured and supplied by Vodavi to Fujitsu constitute a direct infringement of a patent, copyright or other intellectual property of a third person in the United States, except, in all cases, where the alleged infringement is based on (a) Vodavi's compliance with any Product specification of Fujitsu; (b) Fujitsu's use of a Product in combination with any other product (whether direct or contributory infringement); or (c) modification of a Product by Fujitsu, or its employee, agent or representative after the

Product has been delivered to Fujitsu. If a suit or proceeding is brought against Vodavi based on a claim that the applicable Product manufactured and supplied by Vodavi to Fujitsu constitutes a direct infringement of a patent, copyright or other intellectual property of a third person, based on any of events recited in (a), (b) or (c) above in this Section 23(b), Fujitsu shall defend such claim and indemnify Vodavi for, from and against any and all damages and costs awarded against Vodavi on the same basis as applicable to Fujitsu above. Fujitsu acknowledges and agrees that Vodavi is the owner of all confidential and proprietary information, software, firmware and protocols embodied in the Products (with the exception of the Fujitsu trademarks and name) and Fujitsu shall not take any action or make any claims contrary thereto.

                  24.  Force  Majeure.  Neither  Fujitsu  nor  Vodavi  shall  be responsible for any loss or damage resulting from any delay or failure in performing any provision of this Agreement, other than a delay or failure to make payments hereunder when due, if the delay or failure results from: (a) transportation shortages, inadequate supply of labor, materials or energy, or the voluntary foregoing of the right to acquire or use any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations or instructions of any government or any department or agency thereof; (b) compliance with any law, ruling, order, regulation, requirement or instruction of any government or any department or agency thereof; (c) acts of God; or (d) fires, strikes, labor slowdowns, embargoes, war or riot. Any delay or failure to perform resulting from any of such causes shall extend performance accordingly or excuse performance in whole or in part, as may be necessary.

                  25. Independent Contractor. Fujitsu and Vodavi acknowledge and agree that Vodavi is an independent contractor and that under this Agreement neither Fujitsu nor Vodavi shall be considered for any purpose to be the agent, partner, franchisor, franchisee or joint venturer of the other. Nor shall Vodavi or Fujitsu have any obligation or responsibility to act on behalf of or in the name of the other, or the power or authority to bind the other in any manner whatsoever. Any representation to the contrary by Fujitsu or by Vodavi, or the employees or agents of either, shall be a material breach of this Agreement.

                  26.      General Provisions.

                           (a) Further  Assurances.  Each of the parties  hereto
shall execute and deliver all such other instruments and take all such actions as either party may reasonably request from time to time of the other in order to effectuate the purposes of this Agreement and the transactions provided for herein.

                           (b) Notices. All notices, requests, demands and other
communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, twelve (12) hours after being sent by facsimile, or three (3) days after being sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the recipient's address as set forth below:

                  Vodavi Communications Systems, Inc.
                  8300 East Raintree Drive
                  Scottsdale, Arizona 85260
                  Phone:   (602) 443-6056
                  Fax:     (602) 483-0144
                  Attn: Vice President - New Business Development

                  Fujitsu Business Communication Systems, Inc.

                  3190 Miraloma, Anaheim, California 92806
                  Phone:    (714) 764-2523
                  Fax:      (714) 764-2527
                  Attn: Corporate Counsel
                  cc:   FBCS Sales, Mfgr Operations

Either party may alter the address to which communications are to be sent by giving notice of the change of address in conformity with the provisions of this paragraph for the giving of notice.

                           (c) Binding  Nature of  Agreement;  Assignment.  This
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither party hereto may assign or transfer its rights or obligations under this Agreement without prior written consent of the other, and any such assignment or transfer without such approval shall constitute a breach hereof and shall be null and void and of no force or effect, and shall not convey any rights to or interest in this Agreement.

                           (d) Entire  Agreement.  This  Agreement  contains the
entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and is in lieu of all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                           (e) Governing  Law;  Arbitration.  This Agreement and
all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Arizona without regard to the conflict of laws provisions of such state. Except for claims for injunctive relief, any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, as agreed to by the parties, and judgment upon the award rendered by the arbitrator(s) thereof may be entered and executed upon if necessary in any court having jurisdiction thereof. The arbitration is to be held in Phoenix, Arizona, if initiated by Fujitsu, and in Anaheim, California, if initiated by Vodavi. The prevailing party in any arbitration shall be entitled, in addition to such other rights or remedies it may have, to reimbursement for its expenses incurred thereby, including arbitration costs, reasonable attorneys' fees and arbitrator fees.

                           (f) Remedies  Cumulative.  Except as specifically set
forth herein to the contrary, the remedies of the parties hereto under this Agreement are cumulative and will not preclude the recovery, award or grant of any other remedies to which any party may be lawfully entitled.

                           (g) Indulgences Not Waivers.  Neither the failure nor
any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                           (h)  Provisions  Severable.  The  provisions  of this
Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                           (i) Numbers of Days.  In computing the number of days
for purposes of this Agreement, all days shall be counted (unless otherwise specified herein), including Saturdays, Sundays and holidays in the State of Arizona; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday in the State of Arizona, then the final day shall be deemed to be the next day that is not a Saturday, Sunday or holiday in the State of Arizona.

                           (j) Construction.  The parties hereto acknowledge and
agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn
                                       14
from the fact that one party has drafted any portion hereof. The headings in this Agreement are inserted for convenience only, and do not define, limit, or expand the intent, scope or meaning of this Agreement.

                           (k) Amendment.  This Agreement may only be amended or
modified by written agreement signed by each of the parties hereto.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized representatives as of the date first above written.

                                   VODAVI COMMUNICATIONS SYSTEMS, INC.


                                   By:   /s/ Larry Steimetz
                                         -------------------------------
                                   Name: Larry Steinmetz
                                         -------------------------------
                                   Its:  President
                                         -------------------------------

                                   FUJITSU BUSINESS COMMUNICATION SYSTEMS,
                                   INC.


                                   By:   /s/ John T. Caulfield
                                         -------------------------------
                                   Name: John T. Caulfield
                                         -------------------------------
                                   Its:  Sr. V.P. Sales & Mktg.
                                         -------------------------------


                                   By:   /s/ Raymond W. Callahan
                                         -------------------------------
                                   Name: Raymond W. Callahan
                                         -------------------------------
                                   Its:  V.P Mfgr Operations
                                         -------------------------------
                                       15